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                                  Exhibit 23.1




                          INDEPENDENT AUDITOR'S CONSENT


We consent to the incorporation by reference in Registration Statement No. 333-101055 of HiEnergy Technologies, Inc. and subsidiaries on Form SB-2/A of our report, dated July 8, 2003, which includes an emphasis paragraph relating to an uncertainty as to the Company's ability to continue as a going concern, appearing in this Annual Report on Form 10-KSB of HiEnergy Technologies, Inc. and subsidiaries for the years ended April 30, 2003 and 2002.



SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

Los Angeles, California
August 8, 2003


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